UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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CPI AEROSTRUCTURES, INC.

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CPI AEROSTRUCTURES, INC.
91 Heartland Blvd.
Edgewood, New York 11717
(631) 586-5200

Notice of Annual Meeting of Shareholders
to be held on June 13, 2017

To the Shareholders of CPI Aerostructures, Inc.:

You are cordially invited to attend the annual meeting of shareholders of CPI Aerostructures, Inc. to be held at our corporate offices at 91 Heartland Boulevard, Edgewood, New York 11717, on Tuesday, June 13, 2017, at 9:00 a.m., to consider and act upon the following matters:

(1)	To elect two Class I directors to serve for the ensuing three-year period until their successors are elected and qualified, and to elect one Class III director to serve until the term of Class III directors ends in 2019 and until a successor is elected and qualified;
(2)	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
(3)	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on April 21, 2017 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the annual meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting, you are requested to vote your shares by proxy as promptly as possible. You may revoke your proxy if you so desire at any time before it is voted.

By Order of the Board of Directors

Vincent Palazzolo, Secretary

Edgewood, New York
May 4, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2017

Our 2017 proxy statement and our annual report for the fiscal year ended December 31, 2016 are available at http://www.cstproxy.com/cpiaero/2017/.

PROXY STATEMENT
Annual Meeting of Shareholders
to be held on June 13, 2017

This proxy statement and the accompanying form of proxy is furnished to shareholders of CPI Aerostructures, Inc. in connection with the solicitation of proxies by our board of directors for use in voting at our annual meeting of shareholders to be held at our corporate offices at 91 Heartland Boulevard, Edgewood, New York 11717, on Tuesday, June 13, 2017, at 9:00 a.m., and at any and all postponements or adjournments.

This proxy statement, the accompanying notice of annual meeting of shareholders, the proxy and the annual report to shareholders for the year ended December 31, 2016 are being mailed or made available to shareholders on or about May 4, 2017 to shareholders of record on April 21, 2017. We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

(1)	To elect two Class I directors to serve for the ensuing three-year period until their successors are elected and qualified, and to elect one Class III director to serve until the term of Class III directors ends in 2019 and until a successor is elected and qualified;
(2)	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
(3)	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 21, 2017, the record date, are entitled to vote at the annual meeting. As of the record date, we had issued and outstanding 8,827,100 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

How do I vote?

If you hold your shares of record, you may vote by proxy via the Internet. In addition, if you requested printed copies of the proxy materials by mail, you may vote by proxy via mail by filling out the proxy and sending it back in the envelope provided. You may also vote in person at the annual meeting by submitting the ballot that will be provided to you at the meeting.

If you hold your shares in “street name” through a bank, broker or other holder of record, please refer to the materials provided to you by your bank, broker or other holder of record for information on communicating your voting instructions. If you hold your shares in street name and you want to vote in person at the annual meeting, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this legal proxy to the annual meeting, present it to the inspector of election and produce valid identification. If you hold your shares in street name, your bank, broker or other holder of record will not be permitted to vote on your behalf on certain matters, including with respect to the election of our directors, unless it receives voting instructions from you. To ensure that your vote is counted, please communicate your voting instructions to your broker, bank or other holder of record before the annual meeting, or obtain a legal proxy and arrange to attend the annual meeting in person.

What is the effect of giving a proxy?

The persons named in the proxy have been designated as proxies by our board of directors. If you are a record holder and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our board of directors will vote your shares at the meeting as specified in your proxy.

If you are a record holder and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the director nominees (Proposal 1) and FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2).

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy with respect to any other matters properly brought before the meeting and any postponements or adjournments. If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May I change my vote after I give my proxy?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our secretary;
•	voting in person at the meeting; or
•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter, but are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

The election of directors.  The election of directors requires a plurality vote of the votes cast at the meeting. “Plurality” means that the individual who receives the largest number of votes cast “FOR” is elected as director. Consequently, any shares not voted “FOR” such nominee, whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote, will not be counted in the nominee’s favor.

Ratification of independent registered public accounting firm.  The ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 must be approved by a majority of the votes cast at the meeting with respect to the proposal. Abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information as of April 21, 2017 with respect to the ownership of our common stock by:

•	each person or group who beneficially owns more than 5% of our common stock;
•	each of our directors and our director nominees;
•	our current chief executive officer and chief financial officer, our only executive officers as defined by Securities and Exchange Commission Rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (together, the “Named Executive Officers”); and
•	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date upon the exercise of options. Accordingly, common stock issuable upon exercise of options that are currently exercisable, or exercisable within 60 days of April 21, 2017, have been included in the table with respect to the beneficial ownership of the person owning the options.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)
Douglas McCrosson	106,346	(4)	1.2%
Vincent Palazzolo	49,528		*
Walter Paulick	43,249	(5)	*
Kenneth McSweeney	47,672	(6)	*
Harvey J. Bazaar	76,314	(7)	*
Michael Faber	19,422	(8)	*
Terry Stinson	35,575	(9)	*
Carey Bond	3,065		*
Eric Rosenfeld c/o Crescendo Partners 777 Third Avenue, 37th Floor New York, NY 10017	741,376	(10)	8.4%
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	1,427,538	(11)	16.1%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	627,266	(12)	7.1%
Perritt Capital Management Inc. 300 South Wacker Drive, Suite 2880 Chicago, IL 60606	483,887	(13)	5.5%
Heartland Advisors, Inc. 789 N Water Street Milwaukee, WI 53202	613,100	(14)	6.9%
All current directors and executive officers as a group (nine persons)	1,122,547	(15)	12.6%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following persons is c/o CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717.
(2)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them, subject to community property laws, where applicable.

(3)	As of April 21, 2017, there were 8,827,100 shares of our common stock issued and outstanding. Each person beneficially owns a percentage of our outstanding common stock equal to a fraction, the numerator of which is the number shares of our common stock held by such person plus the number of shares of our common stock that such person can acquire within 60 days of April 21, 2017 upon the exercise or conversion of options and the denominator of which is 8,827,100 (the number of shares of our common stock outstanding) plus the number of shares of our common stock such person can so acquire during such 60-day period.
(4)	Includes 25,000 shares of common stock that Mr. McCrosson has the right to acquire upon exercise of options.
(5)	Includes 10,590 shares of common stock that Mr. Paulick has the right to acquire upon exercise of options.
(6)	Includes 10,590 shares of common stock that Mr. McSweeney has the right to acquire upon exercise of options.
(7)	Includes 23,825 shares of common stock that Mr. Bazaar has the right to acquire upon exercise of options.
(8)	Includes 6,620 shares of common stock that Mr. Faber has the right to acquire upon exercise of options.
(9)	Includes 6,772 shares of common stock that Mr. Stinson has the right to acquire upon exercise of options.
(10)	Represents (a) 200,036 shares of common stock owned individually, (b) 510,270 shares of common stock held by Crescendo Partners II, L.P. Series L (“Crescendo Partners II”) and (c) 31,069 shares of common stock that Mr. Rosenfeld has the right to acquire upon exercise of options. Mr. Rosenfeld is the senior managing member of the sole general partner of Crescendo Partners II. Mr. Rosenfeld disclaims beneficial ownership of the shares held by Crescendo Partners II, except to the extent of his pecuniary interest therein.
(11)	The information with respect to Ariel Investments, LLC is derived from an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017.
(12)	The information with respect to Royce & Associates, LLC is derived from an Amendment to Schedule 13G filed with the Securities and Exchange Commission on January 3, 2017.
(13)	The information with respect to Perritt Capital Management, Inc. is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017.
(14)	The information with respect to Heartland Advisors, Inc. is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2017.
(15)	Includes an aggregate of 114,466 shares of common stock that Messrs. McCrosson, Paulick, McSweeney, Bazaar, Faber, Stinson and Rosenfeld have the right to acquire upon exercise of options.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is divided into three classes with one class of directors typically being elected in each year and each class serving a three-year term. The term of office of our Class I directors expires at this year’s annual meeting. Our current Class I directors are Harvey J. Bazaar, Kenneth McSweeney and Terry Stinson. Mr. McSweeney will retire from his position as a Class I director effective as of the date of this year’s annual meeting. Mr. Bazaar and Mr. Stinson have been nominated for re-election by our board of directors as Class I directors. The term of office of our Class II directors, Walter Paulick and Eric Rosenfeld, will expire at our annual meeting in 2018. The term of our Class III directors expires at the 2019 annual meeting. As previously announced in December 2016, the board increased its size from seven to eight members and appointed Carey Bond to fill the vacancy created by such increase until this year’s annual meeting. Pursuant to New York law and the Company’s bylaws, newly created board positions may not be classified until the next annual meeting of shareholders, and any directors appointed by the board to fill a vacancy serve only until the Company’s next annual meeting. Accordingly, our board of directors has nominated Mr. Bond for election to serve as a Class III director until the end of the Class III term at the 2019 annual meeting, concurrent with Class III members Michael Faber and Douglas McCrosson. Following the retirement of Mr. McSweeney, the size of our board of directors will revert to seven members.

Information About Directors, Nominees and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Eric Rosenfeld(1)(2)(4)	59	Chairman of the Board of Directors (non-executive)
Douglas McCrosson(1)	54	Chief Executive Officer, President and Director
Vincent Palazzolo	53	Chief Financial Officer
Walter Paulick(3)(4)	70	Director
Kenneth McSweeney(2)(3)	85	Director
Harvey J. Bazaar(3)	76	Director
Michael Faber(1)(3)(4)	57	Director
Terry Stinson(1)(2)	75	Director
Carey Bond(2)(4)	56	Director

(1)	Member of strategic planning committee.
(2)	Member of compensation committee.
(3)	Member audit committee.
(4)	Member of nominating and corporate governance committee.

Our board of directors believes that it is necessary for each of our directors to possess qualities, attributes and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the board. As described on page 12 under “Nominating and Corporate Governance Committee Information — Guidelines for Selecting Director Nominees,” our nominating and corporate governance committee considers all factors it deems relevant when evaluating prospective candidates or current board members for nomination to our board of directors, as prescribed in the committee’s written charter and established guidelines and the Company’s corporate governance guidelines. All of our directors bring to the board leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our board of directors, as a whole, with the skills and expertise that reflect the needs of the Company.

Certain individual experiences, qualifications, and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the biographies set forth below.

Harvey J. Bazaar has been a director since December 2006 and chairman of our audit committee since April 2007. A certified public accountant, Mr. Bazaar has spent most of his career in public accounting, having retired from PricewaterhouseCoopers in 2000 as the Global and Americas Leader for the Capital Markets Group. At Coopers & Lybrand, which merged with PriceWaterhouse to form PricewaterhouseCoopers, Mr. Bazaar served on the firm’s Executive Committee and as Managing Partner of the New York City office.

From September 2001 to December 2002, Mr. Bazaar served as the chief operating officer of DML Global Services, a company providing fund accounting and related services to private investment funds and other businesses. From December 2006 to August 2008, Mr. Bazaar served on the board of directors and audit committee of BKF Capital Group, Inc., an OTC Bulletin Board company, and served as its president and chief executive officer from November 2007 to August 2008. Beginning in July 2009, Mr. Bazaar began serving on the board of directors of various insurance entities that are part of the QBE Americas Group and in November 2009 was named chairman of the Audit Committee and in January 2014 was named a member of the Remuneration Committee of these entities. Mr. Bazaar holds a Bachelor of Science Degree from Kent State University and is a member of the board of trustees of the Kent State University Foundation. Mr. Bazaar brings to our board of directors an in-depth understanding of generally accepted accounting principles, financial statements and SEC reporting requirements as well as an extensive and diverse general business knowledge.

Carey E. Bond has been a director since December 2016. Mr. Bond’s career as a corporate executive in the aviation industry has spanned over 30 years, where he has held successful leadership roles in several areas such as aircraft development and production, sales, service and profit and loss ownership. Mr. Bond spent 10 years at Sikorsky Aircraft Corporation, a corporation specializing in designing, manufacturing and servicing military helicopters, as Vice President, Corporate Strategy, Chief Marketing Officer and President, Commercial Systems and Services. Mr. Bond has served on the board of directors of domestic and international companies, namely Shanghai Sikorsky Aircraft Company Limited, New Eclipse Aerospace and PZL Mielec Aircraft Company. Mr. Bond holds a Masters of Business Administration from Texas Christian University. Mr. Bond brings to our board of directors a seasoned expertise in the aerospace industry, an internationally-minded approach to business development and general business acumen.

Michael Faber has been a director since August 2013 and chairman of our Nominating and Corporate Governance Committee since June 2014. Mr. Faber is a corporate executive, family office advisor, and attorney with more than 20 years of experience investing in, operating and advising both large multi-national and emerging growth companies in a variety of industries. Since 1996, Mr. Faber has served as chief executive officer of NextPoint Management Company, Inc., an investment and strategic advisory firm, advising family offices on a variety of issues, including family office management, asset manager selection and oversight, direct investing and trust and estates. Additionally, Mr. Faber currently serves as a senior advisor to a family office with more than $2 billion in assets, and a senior advisor to ff Venture Capital. From 1990 to 2008, Mr. Faber was a General Partner of the NextPoint and Walnut family of investment funds, focusing on private equity, venture capital and structured investments. Previously, Mr. Faber was a senior advisor to Akerman Senterfitt, of counsel to the law firm of Mintz Levin, an attorney with the law firm of Arnold & Porter, and a senior consultant to The Research Council of Washington, the predecessor to The Corporate Executive Board Company. During his career, Mr. Faber has served on audit and compensation committees for a number of companies. Mr. Faber is an honors graduate and John M. Olin Fellow of the University of Chicago Law School and attended the Johns Hopkins University School of International Studies and the State University of New York. Mr. Faber brings to our board of directors his legal expertise, as well as his years of investment and general business experience.

Douglas McCrosson was appointed as our Chief Executive Officer and President in March 2014. Mr. McCrosson joined the Company in 2003 as Director of Business Development. During his tenure, he has held positions of increasing responsibility, including Vice President of Business Development and Senior Vice President of Operations, where he headed CPI Aero’s business development, engineering, procurement and manufacturing operations. Subsequently, he was promoted to the position of Chief Operating Officer in January 2010 before becoming President and CEO. He has 30 years of aerospace experience, having started his career as a mechanical engineer at Grumman Corporation, now Northrop Grumman. Mr. McCrosson holds a Bachelor of Science degree in mechanical engineering from the State University of New York at Buffalo and a Master of Science degree in Management from the New York University Polytechnic School of Engineering. He is a member of the Board of Governors of the Aerospace Industries Association, a trade association representing major aerospace and defense manufacturers and suppliers in the United States. Mr. McCrosson provides our board of directors with unique knowledge of the Company’s business, operations and management and his other extensive experience in the Company’s industry.

Kenneth McSweeney has been a director since February 1998 and will retire from our board in June 2017. From April 2003 until June 2014 he served as the chairman of our compensation committee. Mr. McSweeney has been an independent consultant to the aerospace industry since January 1995. From 1961 to 1995, Mr. McSweeney served in various management positions for Northrop Grumman Corporation, most recently as the vice president of its Aerostructures Division and a director of business development for the Mideast and gulf coast region. Mr. McSweeney has extensive experience in aerostructures and logistics support products, as well as experience in the marketing, design, and manufacturing of aerospace products. Mr. McSweeney is a licensed professional engineer in New York State. He holds Bachelor and Master of Science degrees in Electrical Engineering from the Polytechnic Institute of Brooklyn and a Master’s degree in Business Management from CW Post College. He also completed the Executive Development Program at the Cornell School of Business and Public Administration. Mr. McSweeney contributes to our board of directors with his extensive professional and business experience in the aerospace industry.

Vincent Palazzolo has been our Chief Financial Officer since May 2004 and our Secretary since March of 2008. From December 2003 to May 2004, he was employed by J. H. Cohn LLP as an audit partner. From 1988 through November 2003, Mr. Palazzolo was employed by Goldstein Golub Kessler LLP (“GGK”), where he was an audit partner from September 1999 through November 2003. While employed by GGK, from September 1999 to November 2003, Mr. Palazzolo also served as a managing director of American Express Tax and Business Services, Inc. Mr. Palazzolo holds a Bachelor of Business Administration in Accounting from Hofstra University, is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Walter Paulick has been a director since April 1992. He served as the chairman of our nominating and corporate governance committee from March 2004 until June 2015 and as chairman of our audit committee from June 2006 until April 2007. Mr. Paulick is currently a self-employed real estate development consultant. From 1982 to November 1992, Mr. Paulick was a vice president of Parr Development Company, Inc., a real estate development company. From 1980 to 1982, Mr. Paulick was employed by Key Bank, where he last held the position of vice president. From 1971 to 1980, Mr. Paulick was a vice president of National Westminster U.S.A. Mr. Paulick holds an Associate degree in Applied Science from Suffolk Community College and a Bachelor of Business Administration from Dowling College. Mr. Paulick’s background in banking, real estate development and general business knowledge provides our board of directors with a diverse perspective on the Company’s industry and conducting business in our region.

Eric S. Rosenfeld has been the non-executive chairman of our board of directors since January 2005 and a director and chairman of our strategic planning committee since April 2003. Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as a director for several companies, including Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultraportable devices, Cott Corporation, a consumer beverages company and Pangaea Logistics Solutions Ltd., a logistics and shipping company that merged with Quartet Merger Corp., a blank-check company, for which he served as Chairman and CEO. Currently Mr. Rosenfeld serves as the Chairman and CEO of Harmony Merger Corp. a blank-check company. Mr. Rosenfeld has also served as a director for numerous companies, including Arpeggio Acquisition Corporation, Rhapsody Acquisition Corporation and Trio Merger Corp., all blank check corporations that later merged with Hill International, Primoris Services Corporation and SAExploration Holdings Inc., respectively. He has also served on the board of directors of Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm and GEAC Computer, a software company Computer Horizons Corp., an IT services company and SAExploration Holdings Inc. Mr. Rosenfeld provides our board of directors with expertise in finance and financial markets and with experience derived from his service on the boards of other public and private companies.

Terry Stinson has been a director and the chairman of our compensation committee since June 2014. From January 2013 until May 31, 2014 he served as Executive Vice President of AAR CORP., an international, publicly traded aerospace manufacturing and services company, a position he has held. Mr. Stinson currently serves as an independent consultant to AAR CORP since May 31, 2014. Since 2001, Mr. Stinson has been Chief Executive Officer of his own consulting practice, Stinson Consulting, LLC, engaged in strategic alliances and marketing for the aerospace industry. From August 2007 until January 2013, Mr. Stinson served as Group Vice President of AAR CORP. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he was President of the Hamilton Standard Division of United Technologies Corporation, a defense supply company, since 1986. Mr. Stinson is currently a director of Lennox International Inc., company engaged in the design and manufacture of heating, ventilation, air conditioning and refrigeration products, serving on such company’s Board Governance and Compensation and Human Resources Committees. Mr. Stinson previously served as a director of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies and systems, from September 2003 to March 2008. As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes to our board his extensive management and marketing experience in the aerospace industry, as well as his general business acumen and experience developed by serving on other public company boards.

THE BOARD RECOMMENDS THAT YOU VOTE
“FOR” THE CLASS I AND CLASS III DIRECTOR NOMINEES.

Independence of Directors

Our common stock is listed on the NYSE MKT LLC (“NYSE MKT”). As a result, we follow the rules of the NYSE MKT in determining whether a director is independent. The current NYSE MKT listing standards define an “independent director” generally as a person, other than an officer or employee of the Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment. Our board of directors consults with our legal counsel to ensure that our board of directors’ determinations are consistent with the NYSE MKT rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, our board of directors has determined that, Harvey J. Bazaar, Carey Bond, Michael Faber, Walter Paulick, Eric Rosenfeld and Terry Stinson will be independent directors of the Company for the ensuing year. The remaining director, Douglas McCrosson, is not independent because he is currently employed by us. All members of our audit, compensation and nominating and corporate governance committees are independent.

Code of Ethics

Our board of directors has adopted a written code of ethics that applies to our directors, officers and employees that is designed to deter wrongdoing and to promote ethical conduct, full, fair, accurate, timely and understandable disclosure in reports that we file or submit to the Securities and Exchange Commission and others, compliance with applicable government laws, rules and regulations, prompt internal reporting of violations of the code and accountability for adherence to the code. A copy of the code of ethics may be found on our website at www.cpiaero.com.

Board of Directors Meetings and Committees

Our board of directors held nine meetings in 2016. All directors attended the 2016 annual shareholder meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No director attended fewer than 75% of the meetings of the board and of the committees thereof upon which he served in 2016. We have standing compensation, audit, nominating and corporate governance and strategic planning committees. Copies of our committee charters are available free of charge on our website at www.cpiaero.com.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and principal executive officer at this time. This permits our principal executive officer to concentrate his efforts primarily on managing the Company’s business operations and development. This also allows us to maintain an independent board chairman who oversees, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of the Company’s strategies and policies and our board of director’s principal executive officer evaluation processes.

Risk Oversight

Our board of directors’ primary function is one of oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Our audit committee discusses with management the Company’s major financial risk exposures and reports its findings to our board of directors in connection with our board of directors’ risk oversight review.

Compensation Committee Information

Our compensation committee is currently comprised of Terry Stinson (chairman), Carey Bond, Kenneth McSweeney and Eric Rosenfeld, each an independent director under the NYSE MKT listing standards. Our board of directors has adopted a written compensation committee charter, which is reviewed annually and which the compensation committee intends to review at its next regularly scheduled meeting. The responsibilities of our compensation committee include:

•	establishing the general compensation policy for our executive officers, including the chief executive officer;
•	reviewing the compensation paid to non-employee directors and making recommendations to the board for any adjustments;
•	administering our stock option and performance equity plans and determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants; and
•	ensuring that any compensation plan for key executives does not encourage undue risk-taking.

Our compensation committee held four meetings during 2016 to review, discuss and make any necessary changes to our executive and non-employee director compensation. Our compensation committee makes all final determinations with respect to compensation of executive officers, considering, among other things, its assessment of the value of each executive officer’s contribution to the Company, the Company’s financial performance during recent fiscal years in light of prevailing business conditions and the Company’s goals for the ensuing fiscal year. Our compensation committee considers recommendations from our chief executive officer relating to the compensation of our other executive officers.

Our compensation committee may utilize the services of third parties, including subscriptions to executive compensation surveys and other databases, to assist with their review of compensation for executive officers. Our compensation committee is charged with performing an annual review of the compensation of our executive officers to determine whether they are provided with adequate incentives and motivation, and whether they are compensated appropriately in accordance with our compensation policies.

Audit Committee Information and Report

Our audit committee is currently comprised of Harvey J. Bazaar (chairman), Michael Faber, Kenneth McSweeney and Walter Paulick. Our audit committee held 14 meetings during 2016. All of the members of our audit committee are “independent directors,” as defined under the NYSE MKT listing standards and are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Financial Expert on Audit Committee

We must certify to the NYSE MKT that our audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board of directors has determined that each of Harvey J. Bazaar’s and Michael Faber’s qualifications satisfy the NYSE MKT’s definition of financial sophistication and also qualify them as an “audit committee financial expert,” as defined under the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Our board of directors has a written audit committee charter. Our audit committee charter which is reviewed annually and which the audit committee intends to review at its next regularly scheduled meeting. According to our audit committee charter, our audit committee’s responsibilities include, among other things:

•	meeting with the independent auditor prior to the audit to review the scope, planning and staffing of the audit;
•	reviewing and discussing with management and our independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our Form 10-K;
•	reviewing and discussing with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statement;
•	discussing with management and our independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies;
•	discussing with management and our independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;
•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;
•	discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;
•	reviewing disclosures made to our audit committee by our chief executive officer and chief financial officer during their certification process for our Form 10-Ks and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;
•	Review the scope, planning and staffing of the audit for the Company’s 401(k) Plan and review the audited financial statements for the 401(k) Plan;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing our independent auditor;

•	determining the compensation and oversight of the work of our independent auditor (including resolution of disagreements between management and our independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies.

Management has reviewed the audited financial statements in the Company’s annual report on Form 10-K with our audit committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of our audit committee asked for management’s representations and reviewed certifications prepared by the chief executive officer and chief financial officer that the unaudited quarterly and audited financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

In performing all of these functions, our audit committee acts only in an oversight capacity. The committee reviews the Company’s annual reports and generally reviews its quarterly reports prior to filing with the Securities and Exchange Commission. In its oversight role, our audit committee relies on the work and assurances of the Company’s management, which has the responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. Our audit committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to our audit committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and our audit committee has reviewed and discussed the financial statements with management and our independent registered public accounting firm. Our audit committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent registered public accounting firm also provided our audit committee with the written disclosures required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees) and our audit committee discussed with our independent registered public accounting firm and management the auditor’s independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by the Company’s independent registered public accounting firm. In reliance on these reviews and discussions and the report of our independent registered public accounting firm, our audit committee recommended to our board of directors, and the board approved, that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Members of our Audit Committee:

Harvey J. Bazaar (chairman)
Michael Faber
Walter Paulick
Kenneth McSweeney

Nominating and Corporate Governance Committee Information

Our board of directors has a nominating and corporate governance committee comprised of Michael Faber (chairman), Walter Paulick, Carey Bond and Eric Rosenfeld, each an independent director under the NYSE MKT listing standards. Our nominating and corporate governance committee held two meetings during 2016. Our nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors, and for developing and recommending corporate governance guidelines. Our nominating and corporate governance committee considers potential director nominees identified by its members, management, shareholders, investment bankers and others.

Our board of directors has adopted a written charter and established guidelines for corporate governance, the selection of director nominees and a method by which shareholders may propose to our nominating and corporate governance committee candidates for selection as nominees for director. On April 19, 2017, the nominating and corporate governance committee reviewed its charter, the guidelines for corporate governance and criteria for the selection of director nominees.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees generally provide that persons to be nominated should be accomplished in his or her field with a reputation that is consistent with that of the Company, have relevant experience and expertise, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company and be able to promote a diversity of views based on the person’s education, experience and professional employment. Our nominating and corporate governance committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. Our nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. Our nominating and corporate governance committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to our nominating and corporate governance committee for consideration as directors must submit their written recommendations to our nominating and corporate governance committee and include all of the information described in the section “2018 Annual Meeting Shareholder Proposals and Nominations.”

On April 19, 2017, our nominating and corporate governance committee recommended to our board of directors to nominate Harvey J. Bazaar and Terry Stinson for re-election as Class I directors and Carey Bond as a Class III director at this year’s annual meeting. Our nominating and corporate governance committee did not receive recommendations from any shareholders or others for director candidates.

Guidelines for Corporate Governance

Our corporate governance guidelines are intended to ensure that the board of directors has the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The corporate governance guidelines also are intended to align the interests of the Company’s directors and management with those of the Company’s shareholders. The guidelines establish the practices the board of directors follows with respect to the obligations of the board and each director; board composition and selection; board meetings and involvement of senior management; chief executive officer performance evaluation and succession planning; board committee composition and meetings; director compensation; director orientation and education; and director access to members of management and to independent advisors.

The corporate governance guidelines were adopted by the board of directors in 2010 and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The guidelines were last reviewed April 19, 2017. The guidelines comply with corporate governance requirements contained in the listing standards of the NYSE MKT and enhance the Company’s corporate governance policies.

Strategic Planning Committee Information

Our strategic planning committee is currently comprised of Eric Rosenfeld (chairman), Douglas McCrosson, Michael Faber and Terry Stinson. The main role of the strategic planning committee is to evaluate and analyze strategic options for the Company. The strategic planning committee held three meetings during 2016.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or earned by each of our Named Executive Officers for each of the fiscal years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other ($)		Total ($)
Douglas McCrosson Chief Executive Officer	2016	343,119	100,000	274,495	—	25,901	(3)	743,515
	2015	333,125		—	37,445	34,028	(4)	404,598
Vincent Palazzolo Chief Financial Officer	2016	277,506	50,000	152,714	—	26,533	(5)	514,238
	2015	269,575		—	23,073	22,951	(6)	315,599

(1)	Reflects actual base salary amounts paid for each of the years indicated.
(2)	Represents amounts awarded in cash to our Named Executive Officers as part of their performance-based annual bonus. Awards were earned in the year provided, but were not made until the first quarter of the next fiscal year.
(3)	Represents (a) $11,470 of an automobile lease, insurance and maintenance attributable to personal use; (b) $6,595 of disability insurance premiums; and (c) $7,836 of 401(k) contributions.
(4)	Represents (a) $18,109 of an automobile lease, insurance and maintenance attributable to personal use; (b) $6,595 of disability insurance premiums; and (c) $9,324 of 401(k) contributions.
(5)	Represents (a) $13,649 of an automobile lease, insurance and maintenance attributable to personal use; (b) $5,399 of disability insurance premiums; and (c) $7,485 of 401(k) contributions.
(6)	Represents (a) $9,923 of an automobile lease, insurance and maintenance attributable to personal use; (b) $5,399 of disability insurance premiums; and (c) $7,329 of 401(k) contributions.

Compensation Arrangements for Named Executive Officers

Douglas McCrosson

On March 5, 2014, we entered into an amended and restated employment agreement with Mr. McCrosson in connection with his appointment as our President and Chief Executive Officer, which superseded his prior employment agreement with the Company. Beginning with his appointment as our President and Chief Executive Officer and the effectiveness of his amended and restated employment agreement beginning March 5, 2014, Mr. McCrosson’s annual base salary was $325,000 for fiscal year 2014. The agreement provided that for each of fiscal year 2015 and 2016, Mr. McCrosson’s annual base salary was to be at least equal to his base salary for the prior fiscal year, subject to a merit increase of up to five percent to be determined at the discretion of the company’s compensation committee on the basis of Mr. McCrosson’s attainment of individual performance goals set by the compensation committee (after consultation with Mr. McCrosson). Mr. McCrosson’s annual base salary was in turn increased for the fiscal years 2015 and 2016 in the discretion of the compensation committee for performance in relation to annual performance goals by 2.5% and 3%, respectively. Mr. McCrosson was entitled to receive a non-discretionary performance-based annual bonus upon the attainment of certain company growth targets measured by EBITDA and revenue. For the year ended December 31, 2014, Mr. McCrosson received no performance based compensation although he received a $50,000 one-time discretionary bonus subject to him agreeing to a reduction in such amount from the annual bonus earned by him under his employment agreement for the year ended December 31, 2015. Accordingly, for the year ended December 31, 2015, Mr. McCrosson’s performance-based compensation was $37,445 after it was reduced by the $50,000 discretionary bonus paid to him in 2015.

On July 7, 2016, Mr. McCrosson’s employment agreement was terminated and Mr. McCrosson’s employment continued on an at-will basis at his then current annual base salary of $343,119. During 2016, Mr. McCrosson was entitled to receive a non-discretionary performance based bonus upon the attainment of company growth targets measured by EBITDA and revenue. For the year ended December 31, 2016, Mr. McCrosson received no performance based compensation although he received a $100,000 one-time discretionary bonus for achievement of other quantitative and qualitative achievements by the company during 2016. In addition,

Mr. McCrosson was awarded an aggregate of 41,590 shares of restricted stock pursuant to the company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, 50% of which is time-based, vesting in four equal annual installments on the day after the filing of the company’s annual report on Form 10-K each year and 50% of which is performance based, the vesting of which is determined by the achievement of company financial performative-metric thresholds for each fiscal year as identified by our compensation committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2016 metrics were growth targets measured by EBITDA and revenue.

In conjunction with the termination of his employment agreement, Mr. McCrosson entered into a Severance and Change in Control Agreement, the details of which are outlined below in the section entitled “Payments Upon Termination or Change in Control.” Pursuant to the severance and change in control agreement, Mr. McCrosson is prohibited from disclosing confidential information and he has agreed not to compete with us during the term of employment and for 18 months thereafter without our consent, so long as we make severance payments to Mr. McCrosson pursuant to the agreement.

Vincent Palazzolo

On October 31, 2013, we entered into an amended and restated employment agreement with Mr. Palazzolo in connection with his role as our Chief Financial Officer, which extended his term ultimately through December 31, 2016. Under his employment agreement, as amended, Mr. Palazzolo’s annual base salary was $263,000 for fiscal year 2014. The agreement provided that for each of fiscal year 2015 and 2016, Mr. Palazzolo’s annual base salary was to be at least equal to his base salary for the prior fiscal year, subject to a merit increase of up to five percent to be determined at the discretion of the Company’s compensation committee on the basis of attainment of individual performance goals set by the compensation committee. Mr. Palazzolo’s annual base salary was in turn increased for the fiscal years 2015 and 2016 in the discretion of the compensation committee for performance in relation to annual performance goals by 2.5% and 3%, respectively. Mr. Palazzolo was entitled to receive received a non-discretionary performance-based annual bonus upon the attainment of certain Company growth targets measured by EBITDA and revenue. For the year ended December 31, 2014, Mr. Palazzolo did not receive any performance based compensation, although he received a one-time discretionary bonus of $30,000 subject to him agreeing to a reduction in such amount from the annual bonus earned by him under his employment agreement for the year ended December 31, 2015. Accordingly, for the year ended December 31, 2015, Mr. Palazzolo’s performance-based compensation was $23,073 after it was reduced by the $30,000 discretionary bonus paid to him in 2015.

On July 7, 2016, Mr. Palazzolo’s employment agreement was terminated and Mr. Palazzolo’s employment continued on an at-will basis at his then current annual base salary of $277,506. During 2016, Mr. Palazzolo was entitled to receive a non-discretionary performance based bonus upon the attainment of company growth targets measured by EBITDA and revenue. For the year ended December 31, 2016, Mr. Palazzolo received no performance based compensation although he received a $50,000 one-time discretionary bonus for achievement of other quantitative and qualitative achievements by the company during 2016. In addition, Mr. Palazzolo was awarded an aggregate of 23,138 shares of restricted stock pursuant to the company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, 50% of which is time-based, vesting in four equal annual installments on the day after the filing of the company’s annual report on Form 10-K each year and 50% of which is performance based, the vesting of which is determined by the achievement of company financial performative-metric thresholds for each fiscal year as identified by our compensation committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2016 metrics were growth targets measured by EBITDA and revenue.

In conjunction with the termination of his employment agreement, Mr. Palazzolo entered into a Severance and Change in Control Agreement, the details of which are outlined below in the section entitled “Payments Upon Termination or Change in Control.” Pursuant to the severance and change in control agreement, Mr. Palazzolo is prohibited from disclosing confidential information and he has agreed not to compete with us during the term of employment and for 12 months thereafter without our consent, so long as we make severance payments to Mr. Palazzolo pursuant to the agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of December 31, 2016 for each Named Executive Officer.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Douglas McCrosson Chief Executive Officer	25,000	0	6.60	3/31/2019
Vincent Palazzolo Chief Financial Officer	0	0	—	—

	Stock Awards
Name	Number of Shares of Stock Unvested (#)(1)	Equity Incentive Plan Awards: Number of Unearned Shares (#)(1)	Market Value of Shares Unvested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)
Douglas McCrosson Chief Executive Officer	41,590	41,590	384,707	384,707
Vincent Palazzolo Chief Financial Officer	23,138	23,138	214,057	214,057

(1)	Reflects shares of restricted stock granted pursuant to the company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, 50% of which is time-based, vesting in four equal annual installments on the day after the filing of the company’s annual report on Form 10-K each year and 50% of which is performance based, the vesting of which is determined by the achievement of company financial performative-metric thresholds for each fiscal year as identified by our compensation committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2016 metrics were growth targets measured by EBITDA and revenue.

Option Exercises in 2016

The following table sets forth certain information concerning option exercises by our Named Executive Officers during the year ended December 31, 2016.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)
Douglas McCrosson	0	0
Vincent Palazzolo	25,000	27,000

(1)	Based on the difference between the market price of our common stock on the date of exercise and the exercise price.

Payments Upon Termination or Change in Control

The severance and change in control agreements with each of Mr. McCrosson and Mr. Palazzolo provide for varying types and amounts of payments and additional benefits upon termination of employment during the term of their respective employment, depending on the circumstances of the termination.

The following is a description of termination payments and circumstances under Mr. McCrosson’s and Mr. Palazzolo’s respective severance and change in control agreements.

•	Termination without cause. If Mr. McCrosson or Mr. Palazzolo’s employment is terminated by the company other than for cause, as defined in the agreements, he is entitled to (i) continued salary for 18 months or 12 months, respectively, (ii) any earned bonus not yet paid for the preceding fiscal year and (iii) a pro-rata bonus calculated using the prior year’s bonus amount. In this case, a non-competition provision will apply for as long as severance payments are being paid to him.
•	Termination for cause, or if the executive quits. If Mr. McCrosson or Mr. Palazzolo voluntarily terminate his employment, or if the company terminates his employment for cause, he is not entitled to any severance payments and is not bound by a non-compete clause, however he is still bound by any confidentially and non-disparagement duties.
•	Termination for disability. If Mr. McCrosson or Mr. Palazzolo is terminated because of a disability, as defined in the severance and change in control agreements, then he will receive severance as if he had been terminated without cause.
•	Termination following a change of control. If Mr. McCrosson or Mr. Palazzolo’s employment is terminated within 18 or 12 months, respectively, following a change in control, as defined in the severance and change in control agreements, by the company other than for cause or disability or by him for good reason, he is entitled to (i) his base salary earned through the date of termination, (ii) any earned bonus not yet paid for the preceding fiscal year and (iii) a pro rata portion of the his annual cash bonus for the portion of the year he worked, assuming all applicable targets had been met. In addition, he will be entitled to a change of control payment equal to: (x) for Mr. McCrosson, an amount equal to two times total compensation for either the fiscal year of the company most recently ended prior to the date of termination, or the preceding fiscal year, whichever is the highest total compensation; (y) for Mr. Palazzolo, an amount equal to one and one-half times his total base salary for the fiscal year of the company’s most recently ended prior to the date of termination. Upon any change in control, all outstanding stock options and restricted stock will vest immediately for both Mr. McCrosson and Mr. Palazzolo. Each of Mr. McCrosson and Mr. Palazzolo are entitled to a continuation of health insurance and other fringe benefits that he was eligible for prior to the termination for a period of six months after termination.

The following table summarizes the amounts payable upon termination of employment for each of Mr. McCrosson and Mr. Palazzolo assuming termination occurred on December 31, 2016 under the current severance and change of control agreements with each such Named Executive Officer. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (i.e., the single sum does not reflect any discount).

Name	Disability ($)	By Company for Cause ($)	By Executive for Good Reason or By Company without Cause ($)	Change in Control ($)
Douglas McCrosson	—	—	886,238	886,238
Vincent Palazzolo	—	—	416,259	416,259

Equity Award Plans

2016 Long-Term Incentive Plan.  The 2016 Long-Term Incentive Plan registered 600,000 shares of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards which may be granted to employees, officers, directors and consultants of the company. As of December 31, 2016, 98,645 shares had been granted under this plan. As of April 21, 2017, 256,070 common stock remain available for grant.

Performance Equity Plan 2009.  The Performance Equity Plan 2009 authorizes the grant of 500,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2016, 439,420 options/shares had been granted under this plan. As of April 21, 2017, 128,481 common stock remain available for grant.

Performance Equity Plan 2000.  The Performance Equity Plan 2000 authorizes the grant of 1,230,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2016, options to purchase an aggregate of 1,260,333 common stock had been granted under this plan, of which 60,000 options remain outstanding at exercise prices ranging from $6.60 to $8.10 per share. As of April 21, 2017, no additional options/shares may be granted under this plan.

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2016 with respect to our equity compensation plans providing for the issuance of options, warrants, or rights to purchase our securities.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plans Approved by Security Holders	149,466	10.43	580,514

Compensation of Directors

The following table summarizes the compensation of our directors for the year ended December 31, 2016. Directors who are employees of the Company do not receive separate compensation for their service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Eric Rosenfeld	102,575	147,425	250,000
Harvey J. Bazaar	66,950	113,050	180,000
Terry Stinson	66,950	113,050	180,000
Walter Paulick	24,750	50,250	75,000
Michael Faber	24,750	50,250	75,000
Kenneth McSweeney	24,750	50,250	75,000
Carey Bond	24,750	50,250	75,000

(1)	Represents stock awarded directors in the form of restricted stock units (“RSUs”). The Company accounts for compensation expense associated with RSUs based on the fair value of the units on the date of grant.

Pursuant to the non-employee director compensation plan in effect for 2016, non-employee directors were compensated as follows: Chairman of the Board, $250,000 (cash payment, $102,575); Chairman of the Audit Committee and the Chairman of the compensation committee $180,000 each (cash payment, $66,950), and all other non-employee directors, $75,000 (cash payment, $24,750). The annual cash compensation due each director was paid quarterly as has been the Company’s past practice. The balance of the non-employee director compensation is paid in restricted stock units (“RSUs”) that vest quarterly. Non-employee directors are subject to a non-employee director stock ownership policy whereby non-employee directors are required to own stock of the Company valued at least four times his annual cash compensation before and following any stock sales.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Certain Relationships and Related-Party Transactions

Related-Party Policy.  Our Code of Ethics requires us to avoid, wherever possible, all related-party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board of directors (or our audit committee). Securities and Exchange Commission rules generally define related-party transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. Our audit committee considers all relevant factors when determining whether to approve a related-party transaction, including whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related-party, but that director is required to provide our audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related-Party Transactions.  We did not engage in any related party transactions in the fiscal year ended December 31, 2015 as required to be reported pursuant to rules of the Securities and Commission Exchange.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required by regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on the review of the copies of these forms furnished to us and representations that no other reports were required during the year ended December 31, 2015, all Section 16 reports were timely filed by our officers, directors and greater than ten percent beneficial owners.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We propose that the shareholders ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for fiscal year 2017 by our audit committee of our board of directors. We expect that representatives of CohnReznick LLP will be present at the annual meeting of shareholders and that they will be available to respond to appropriate questions submitted by shareholders at the meeting. CohnReznick LLP will have the opportunity to make a statement if they desire to do so.

Audit Fees.  The aggregate fees billed by our independent registered public accounting firm for professional services rendered for the audits of our annual financial statements for the years ended December 31, 2016 and 2015 and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those periods, were $294,000 and $405,000, respectively, including out of pocket expenses of $0 and $2,500, respectively.

Audit-Related Fees.  No audit-related fees were billed by our independent registered public accounting firm for professional services for the years ended December 31, 2016 and 2015.

Tax Fees.  No tax-related fees were billed by our independent registered public accounting firm for professional services rendered for the years ended December 31, 2016 or 2015.

All Other Fees.  No other fees were billed by our independent registered public accounting firm for professional services rendered for the years ended December 31, 2016 or 2015.

Pre-Approval Policies and Procedures.  In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our audit committee. Our audit committee approved all of the fees referred to in the sections entitled “Audit Fees,” “Tax Fees” and “All Other Fees” above.

Ratification by the shareholders of the appointment of an independent registered public accounting firm is not required, but our board of directors believes that it is desirable to submit this matter to the shareholders. If a majority of the votes cast at the meeting do not ratify the selection of CohnReznick LLP at the meeting, the selection of an independent registered public accounting firm will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the company and our shareholders.

THE BOARD RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of the mails and the Internet, proxies may be solicited personally or by email or telephone using the services of directors, officers and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the annual meeting. We will pay MacKenzie a fee of $6,500 plus reimbursement for reasonable out-of-pocket expenses.

2018 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nominations to be presented at the annual meeting of shareholders to be held in 2018 or to be eligible for inclusion in our proxy statement for such meeting, we must receive the shareholder proposal or nomination at our principal executive offices by January 4, 2018. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our nominating and corporate governance committee a candidate for election to our board of directors should send their letters to CPI Aerostructures, Inc., 91 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating and Corporate Governance Committee. The corporate secretary will promptly forward all such letters to the members of our nominating and corporate governance committee. Shareholders must follow certain procedures to recommend to our nominating and corporate governance committee candidates for election as directors. In general, in order to provide sufficient time to enable our nominating and corporate governance committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual meeting of shareholders, the corporate secretary must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

•	Name and age;
•	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;
•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);
•	Educational background;
•	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;
•	The number of shares of common stock of the Company beneficially owned by the candidate;
•	The information that would be required to be disclosed by the Company about the candidate under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the Securities and Exchange Commission); and
•	A signed consent of the nominee to serve as a director of the Company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2018 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Edgewood, New York, not later than January 4, 2018.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including our audited financial statements and supplementary data, management’s discussion and analysis of financial condition and results of operations and our quantitative and qualitative disclosures about market risk. You may request a free copy of any or all of the information incorporated by reference into the proxy statement (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written requests for such documents to: Attention: Corporate Secretary, 91 Heartland Blvd., Edgewood, New York 11717.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Vincent Palazzolo, Secretary

Edgewood, New York
May 4, 2017

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CPI AEROSTRUCTURES, INC.

Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on June 12, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.

1. Election of the following Class I and Class III directors (select one of the following):

		FOR all Nominees	WITHOLD AUTHORITY for all nominees	FOR all Except
(1) Harvey Bazaar	Class I	☐	☐	☐
(2) Terry Stinson	Class I			
(3) Carey Bond	Class III			

SPECIAL INSTRUCTIONS for Proposal 1: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and strike a line through that nominee's name in the list above.

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of CohnReznick LLP as the Company's independent registered public accounting firm.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

☐ **I plan on attending the Annual Meeting of Shareholders.**

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________________ **Signature, if held jointly**________________________ **Date**__________, **2017.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

The 2017 Proxy Statement and the 2016 Annual Report to Shareholders are available at: http://www.cstproxy.com/cpiaero/2017

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

CPI AEROSTRUCTURES, INC.

The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation ("Company"), hereby appoints Walter Paulick and Michael Faber, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company's Annual Meeting of Shareholders to be held on June 13, 2017 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted in favor of electing the Class I and Class III nominees and FOR the ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm.

(Continued and to be marked, dated and signed, on the other side)